Exhibit 99.1

JADAK, LLC and Subsidiary

and its Combined Affiliate

Consolidated and Combined Financial Statements

Years Ended December 31, 2013, 2012 and 2011

JADAK, LLC and Subsidiary

and its Combined Affiliate

CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

Years Ended December 31, 2013, 2012 and 2011

CONTENTS

Page

Independent Auditor’s Report	1-2

Consolidated and Combined Financial Statements:

Balance Sheets	3

Statements of Income	4

Statements of Changes in Equity	5

Statements of Cash Flows	6

Notes to Consolidated and Combined Financial Statements	7-18

INDEPENDENT AUDITOR’S REPORT

To the Members of

JADAK, LLC and Subsidiary and its Combined Affiliate

North Syracuse, New York

Report on the Consolidated and Combined Financial Statements

We have audited the accompanying consolidated and combined balance sheets of JADAK, LLC and Subsidiary and its Combined Affiliate as of December 31, 2013 and 2012, and the related consolidated and combined statements of income, changes in equity, and cash flows for the years ended December 31, 2013, 2012 and 2011, and the related notes to the consolidated and combined financial statements.

Management’s Responsibility for the Consolidated and Combined Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated and combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated and combined financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated and combined financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated and combined financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated and combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated and combined financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Member of the RSM International network of independent accounting, tax and consulting firms.

Opinion

In our opinion, the consolidated and combined financial statements referred to above present fairly, in all material respects, the financial position of JADAK, LLC and Subsidiary and its Combined Affiliate as of December 31, 2013 and 2012, and the results of its operations and its cash flows for the years ended December 31, 2013, 2012 and 2011 in conformity with accounting principles generally accepted in the United States of America.

Boston, Massachusetts

May 14, 2014

JADAK, LLC and Subsidiary and its Combined Affiliate

Consolidated and Combined Balance Sheets

December 31, 2013 and 2012

	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$4,683,378	$1,632,182
Accounts receivable, net	8,119,802	8,177,846
Inventories, net	7,911,205	8,755,071
Prepaid expenses and other current assets	156,796	243,110
Restricted cash	—	34,018

Total current assets	20,871,181	18,842,227

Property and equipment, net	669,554	444,216

Deferred tax asset	870,000	774,000
Restricted cash	35,832	—
Other assets	221,652	17,014

Total assets	$22,668,219	$20,077,457

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$3,461,915	$6,473,027
Accrued payroll and payroll taxes	670,656	707,987
Accrued taxes	475,604	260,154
Accrued warranty	58,000	50,000
Deferred rent	39,025	52,200

Total current liabilities	4,705,200	7,543,368

Commitments (see Note 6)
Equity:
Members’ equity - JADAK, LLC:
Class A shares, 2,000,000 shares authorized for Class A and B shares; 810,000 shares issued and outstanding of Class A shares	11,312,419	7,187,104
Class B shares, 2,000,000 shares authorized for Class A and B shares; 190,000 shares issued and outstanding of Class B shares	4,003,993	2,616,368

	15,316,412	9,803,472

Equity - ADC Corp:
Stockholders’ equity - ADC Corp.
Common stock, no par value; 200,000 shares authorized; 20,000 shares issued and outstanding	60,000	60,000
Retained earnings	1,559,194	1,614,334

Total stockholders’ equity - ADC Corp.	1,619,194	1,674,334
Noncontrolling interest in subsidiary	1,027,413	1,056,283

	2,646,607	2,730,617

Total equity	17,963,019	12,534,089

Total liabilities and equity	$22,668,219	$20,077,457

See notes to consolidated and combined financial statements.

JADAK, LLC and Subsidiary and its Combined Affiliate

Consolidated and Combined Statements of Income

Years Ended December 31, 2013, 2012 and 2011

	2013	2012	2011
Revenue, net	$53,550,843	$46,017,114	$37,231,770

Cost of revenue	29,263,884	25,604,843	20,958,439

Gross profit	24,286,959	20,412,271	16,273,331

Operating expenses:
Research, development, and engineering	5,012,896	4,902,579	4,520,114
Sales and marketing	5,356,995	4,624,887	4,586,519
General and administrative	5,435,267	4,602,065	4,798,504

Total operating expenses	15,805,158	14,129,531	13,905,137

Income from operations	8,481,801	6,282,740	2,368,194

Other income (expense):
Interest income	1,838	2,059	3,683
Interest expense	(10,270)	(18,512)	—
Foreign currency transaction income (loss)	11,412	(1,725)	(5,822)

Total other income (expense)	2,980	(18,178)	(2,139)

Income before income tax expense	8,484,781	6,264,562	2,366,055

Income tax expense	519,449	388,638	97,223

Net income	7,965,332	5,875,924	2,268,832

Net loss (income) attributable to the noncontrolling interest in affiliate	226,573	173,307	(60,134)

Net income attributable to JADAK LLC and its combined affiliate	$8,191,905	$6,049,231	$2,208,698

See notes to consolidated and combined financial statements.

JADAK, LLC and Subsidiary and its Combined Affiliate

Consolidated and Combined Statements of Changes in Equity

Years Ended December 31, 2013, 2012 and 2011

	JADAK, LLC					Advance Data Capture Corp.
	Class A		Class B		Total					Noncontrolling	Total
	Shares		Shares		Members’	Common Stock		Retained	ADC Corp.	Interest in	Stockholders’	Total
	Shares	Amount	Shares	Amount	Equity	Shares	Amount	Earnings	Subtotal	Subsidiary	Equity	Equity
Balance at December 31, 2010	810,000	$3,195,702	190,000	$1,072,348	$4,268,050	20,000	$60,000	$1,738,443	$1,798,443	$913,840	$2,712,283	$6,980,333
Net income (loss)	—	1,719,027	—	723,228	2,442,255	—	—	(233,557)	(233,557)	60,134	(173,423)	2,268,832
Capital distributions	—	(1,448,500)	—	—	(1,448,500)	—	—	—	—	—	—	(1,448,500)
Dividends received (paid)	—	—	—	(320,000)	(320,000)	—	—	192,192	192,192	127,808	320,000	—

Balance at December 31, 2011	810,000	3,466,229	190,000	1,475,576	4,941,805	20,000	60,000	1,697,078	1,757,078	1,101,782	2,858,860	7,800,665
Net income (loss)	—	4,863,375	—	1,460,792	6,324,167	—	—	(274,936)	(274,936)	(173,307)	(448,243)	5,875,924
Capital distributions	—	(1,142,500)	—	—	(1,142,500)	—	—	—	—	—	—	(1,142,500)
Dividends received (paid)	—	—	—	(320,000)	(320,000)	—	—	192,192	192,192	127,808	320,000	—

Balance at December 31, 2012	810,000	7,187,104	190,000	2,616,368	9,803,472	20,000	60,000	1,614,334	1,674,334	1,056,283	2,730,617	12,534,089
Net income (loss)	—	6,661,717	—	1,882,625	8,544,342	—	—	(352,437)	(352,437)	(226,573)	(579,010)	7,965,332
Capital distributions	—	(2,536,402)	—	(175,000)	(2,711,402)	—	—	—	—	—	—	(2,711,402)
Capital contributions	—	—	—	—	—	—	—	105,105	105,105	69,895	175,000	175,000
Dividends received (paid)	—	—	—	(320,000)	(320,000)	—	—	192,192	192,192	127,808	320,000	—

Balance at December 31, 2013	810,000	$11,312,419	190,000	$4,003,993	$15,316,412	20,000	$60,000	$1,559,194	$1,619,194	$1,027,413	$2,646,607	$17,963,019

See notes to consolidated and combined financial statements.

JADAK, LLC and Subsidiary and its Combined Affiliate

Consolidated and Combined Statements of Cash Flows

Years Ended December 31, 2013, 2012 and 2011

	2013	2012	2011
Cash flows from operating activities:
Net income	$7,965,332	$5,875,924	$2,268,832
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	311,954	269,541	328,793
Provision for doubtful accounts	(13,000)	(10,200)	52,200
Provision for inventory reserve	98,000	7,000	(22,000)
Deferred tax benefit	(96,000)	(104,000)	(170,000)
Deferred rent	(13,175)	(8,994)	4,920
Changes in assets and liabilities:
(Increase) decrease in:
Accounts receivable	71,044	(2,395,644)	(1,058,013)
Inventories	745,866	(3,731,547)	(2,617,445)
Prepaid expenses and other current assets	86,314	(249,155)	9,629
Restricted cash	(1,814)	(209)	(445)
Other assets	(204,638)	(17,014)	4,008
Increase (decrease) in:
Accounts payable	(3,011,112)	1,862,700	2,736,344
Accrued payroll and payroll taxes	(37,331)	131,765	40,680
Accrued taxes	215,450	260,154	38,767
Accrued warranty	8,000	7,000	13,000

Net cash provided by operating activities	6,124,890	1,897,321	1,629,270

Cash flows from investing activities:
Purchases of property and equipment	(537,292)	(160,768)	(236,550)

Net cash used in investing activities	(537,292)	(160,768)	(236,550)

Cash flows from financing activities:
Capital distributions	(2,711,402)	(1,142,500)	(2,408,500)
Capital contributions	175,000	—	—

Net cash used in financing activities	(2,536,402)	(1,142,500)	(2,408,500)

Net increase in cash and cash equivalents	3,051,196	594,053	(1,015,780)
Cash and cash equivalents, beginning of year	1,632,182	1,038,129	2,053,909

Cash and cash equivalents, end of year	$4,683,378	$1,632,182	$1,038,129

Supplemental disclosures of cash flow information:
Cash paid for interest	$10,270	$18,512	$—

Cash paid for taxes	$400,000	$363,000	$193,000

See notes to consolidated and combined financial statements.

JADAK, LLC and Subsidiary and its Combined Affiliate

Notes to Consolidated and Combined Financial Statements

Years Ended December 31, 2013, 2012 and 2011

1.	NATURE OF BUSINESS

JADAK, LLC, a New York limited liability company (“LLC”), was organized and commenced operations on December 20, 2006. LLC is a multi-faceted engineering and manufacturing organization offering a comprehensive range of Auto-ID products. The Company sells its products to customers located throughout the world from its facility in North Syracuse, New York.

LLC’s wholly-owned subsidiary in the Netherlands, JADAK, BV (“BV”) sells JADAK products to customers located in countries within Europe.

JADAK, LLC has two affiliates; Advance Data Capture Corp. (“ADC”) and JADAK Technologies, Inc. (“Tech”) both of which are holding companies related to LLC. ADC and Tech recorded no revenues from operations during 2013, 2012 and 2011 and few other transactions. ADC maintains a 60.06% ownership in Tech, and Tech maintains a 19% ownership in LLC. The accompanying financial statements and related notes are combined to include these two entities.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated and combined financial statements have been prepared in accordance with accounting standards set by the Financial Accounting Standards Board (“FASB”). The FASB sets generally accepted accounting principles (“GAAP”) to ensure financial condition, results of operations, and cash flows are consistently reported. References to GAAP issued by the FASB in these footnotes are to the FASB Accounting Standards Codification (“FASB ASC”).

The accompanying consolidated and combined balance sheets as of December 31, 2013 and 2012 and the related consolidated and combined statements of income, changes in equity and cash flows for the years ended December 31, 2013, 2012 and 2011 include the accounts of JADAK, LLC and its consolidated subsidiary, BV. All significant intercompany accounts and transactions have been eliminated in consolidation.

The accompanying consolidated and combined balance sheets as of December 31, 2013 and 2012 and the related consolidated and combined statements of income, changes in equity and cash flows for the years ended December 31, 2013, 2012 and 2011 also include the accounts of ADC and its consolidated entity, Tech. In addition, a noncontrolling interest in subsidiary is recognized on the financial statements for the 39.94% ownership in Tech not owned by ADC. All significant intercompany accounts and transactions have been eliminated in consolidation.

ADC and its subsidiary and LLC and its subsidiary are commonly controlled entities. The four entities (LLC, BV, ADC and Tech) are collectively referred to as “the Company”. All significant intercompany accounts and transactions have been eliminated in consolidation.

Cash and Cash Equivalents

For purposes of the statements of cash flows, the Company considers all highly liquid investments purchased with maturities of three months or less to be cash equivalents.

JADAK, LLC and Subsidiary and its Combined Affiliate

Notes to Consolidated and Combined Financial Statements

Years Ended December 31, 2013, 2012 and 2011

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES…continued

Restricted Cash

BV is in a secured financing arrangement for an automobile that requires it to maintain the existing cash balance in escrow through January 2017, the end of the lease term. At December 31, 2013 and 2012, $35,832 and $34,018, respectively, was held in escrow at ABN AMRO.

Accounts Receivable

Accounts receivable are stated at the amount management expects to collect from outstanding balances. An allowance for doubtful accounts is provided for those outstanding balances considered to be uncollectible based upon historical experience and management’s evaluation of all outstanding balances at year end. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the allowance for doubtful accounts. All known uncollectible accounts have been written off. Recoveries of accounts receivable previously written off are recorded when received. At December 31, 2013 and 2012, the allowance for doubtful accounts was $47,000 and $60,000, respectively.

Inventories

Inventories are stated at the lower of standard cost (which approximates average cost) or market and primarily consist of raw materials. Inventories consisted of the following at December 31:

	2013	2012
Raw materials and finished goods	$7,406,772	$8,153,848
Work in process	504,433	601,223

	$7,911,205	$8,755,071

Included in the inventory balances on the accompanying balance sheets are approximately $974,000 and $2,021,000 of inventory that was shipped by the vendor with freight on board shipping point terms and in transit at December 31, 2013 and 2012, respectively.

The reserves for excess and obsolescence were $148,000 and $50,000 at December 31, 2013 and 2012, respectively. The reserve is determined based on management’s evaluation of those items identified as slow-moving or obsolete.

Warranty

The Company warranties its products for up to one year from date of shipment. The estimated cost of providing the product warranty is recorded at the time of shipment. The Company quantifies and records an estimate for warranty related costs based on actual history, projected return and failure rates and current repair and replacement costs.

The estimates are based on the actual number of products returned for repairs, an estimate of products that may be returned for warranty repair and estimated costs for repair depending on the type of service required. These estimates require the Company to examine past warranty issues and consider their continuing impact in the future. The accrual is based on consideration of all these factors which are known as of the preparation of the financial statements. The outcome of these items could differ from the estimates and revisions to the warranty estimates could be required. The liability for warranty claims totaled $58,000 and $50,000 at December 31, 2013 and 2012, respectively. Actual warranty claims incurred during the years ended December 31, 2013, 2012 and 2011 were not material.

JADAK, LLC and Subsidiary and its Combined Affiliate

Notes to Consolidated and Combined Financial Statements

Years Ended December 31, 2013, 2012 and 2011

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES…continued

Property and Equipment

Property and equipment are recorded at cost. Major replacements and improvements are capitalized, while general repairs and maintenance are charged to expense as incurred. Upon sale or retirement, the cost and related accumulated depreciation is removed from the respective accounts and the resulting gain or loss is recognized in the statement of income. The Company provides for depreciation using the straight-line method over the estimated useful lives of the assets as follows:

Computer equipment and software	3 to 5 years
Machinery and equipment	3 to 5 years
Furniture and fixtures	3 to 5 years
Vehicles	3 years
The lesser of 15 years
Leasehold improvements	or the life of the lease

Fair Value Measurements

The Company’s policy establishes a framework for measuring fair value, and expands disclosures about fair value measurements by providing a consistent definition of fair value which focuses on an exit price which is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The policy also prioritizes, within the measurement of fair value, the use of market-based information over entity specific information and establishes a three-level hierarchy for fair value measurements based on the nature of inputs used in the valuation of an asset or liability as of the measurement date.

Level 1 -	Pricing inputs are quoted prices available in active markets for identical investments as of the reporting date. The Company does not have any instruments meeting the criteria of Level 1 inputs.

Level 2 -	Pricing inputs are quoted prices for similar investments, or inputs that are observable, either directly or indirectly, for substantially the full term through corroboration with observable market data. The Company does not have any instruments meeting the criteria of Level 2 inputs.

Level 3 -	Pricing inputs include unobservable inputs that reflect the reporting entity’s own assumptions about the assumptions market participants would use in pricing the asset or liability, which are developed based on the best information available.

The Company does not have assets or liabilities that are recorded at fair value on a recurring basis.

The estimated fair values of the Company’s short-term financial instruments, including cash, cash equivalents, accounts receivables, inventories, prepaid expenses and other current assets, accounts payables, accrued expenses, accrued warranty and deferred rent arising in the ordinary course of business, approximate their individual carrying amounts due to the relatively short period of time between their origination and expected realization.

JADAK, LLC and Subsidiary and its Combined Affiliate

Notes to Consolidated and Combined Financial Statements

Years Ended December 31, 2013, 2012 and 2011

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES…continued

Fair Value Measurements…continued

Assets and liabilities measured at fair value on a non-recurring basis are recognized at fair value subsequent to initial recognition when they are deemed to be impaired. As of December 31, 2013 and 2012, the Company’s assets subject to measurement at fair value on a non-recurring basis are property and equipment. No property and equipment was impaired and measured at fair value for the years ended December 31, 2013 and 2012 and no impairment was recorded during 2013, 2012 or 2011.

Foreign Currency

The Company has determined the functional currency of its foreign subsidiary to be the U.S. dollar, and accordingly, exchange rate gains and losses are recognized on transactions in currencies other than the U.S. dollar. Transaction gains and losses are included in operations for the period in which the exchange rates changed. For the years ended December 31, 2013, 2012 and 2011, the Company incurred foreign currency transaction gains/ (losses) of $11,412, ($1,725) and ($5,822) respectively.

Income Taxes

LLC is taxed as a partnership and accordingly, for federal and state income tax purposes, all income, losses, and other tax attributes pass through to the members’ income tax returns based on the terms of LLC’s operating agreement.

ADC has elected to be treated as an S corporation and accordingly, for federal and state income tax purposes, all income, losses, and other tax attributes pass through to the shareholders’ income tax returns, with the exception of income subject to tax under the Massachusetts Combined Reporting rules.

Tech is classified as a C corporation for income tax purposes, and as such pays corporate income taxes at the statutory rates in the jurisdictions in which it operates.

LLC has received a determination letter from the Internal Revenue Service confirming that BV is a disregarded entity by the Internal Revenue Service. As such, all income, losses and other tax attributes of BV pass through to LLC, and, in turn to each LLC members’ income tax returns. BV however, is subject to income taxation in the Netherlands.

Income taxes are accounted for under the provisions of FASB ASC 740 Income Taxes, which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

JADAK, LLC and Subsidiary and its Combined Affiliate

Notes to Consolidated and Combined Financial Statements

Years Ended December 31, 2013, 2012 and 2011

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES…continued

Income Taxes…continued

The Company participates in the New York Department of Economic Development Empire Zone Program. As a certified participant, the Company is eligible to receive certain income tax, investment tax, real property tax, wage tax and incentive tax credits through December 31, 2016 for creating jobs and making investments in its current business location. These credits are passed through to the respective owners of each of the entities reported within these financial statements. Under the Empire Zone Program and as an owner of the Company, Tech has been able to utilize annual income tax credits each year which effectively eliminate its New York corporate income tax. Additionally, Tech has accumulated wage tax credits, investment tax credits and employment incentive tax credits which have not been utilized and are available to carry forward indefinitely to offset its future New York corporate income tax liability. As of December 31, 2013 and 2012, Tech has available total credits of approximately $183,000 to offset future New York corporate income tax.

The Company applies the provisions of FASB ASC 740 Income Taxes relative to accounting for uncertainties in tax positions. Under these provisions, the Company recognizes the tax benefit of tax positions to the extent that the benefit will more likely than not be realized. The determination as to whether the tax benefit will more likely than not be realized is based upon the technical merits of the tax position as well as consideration of the available facts and circumstances. As of December 31, 2013 and 2012, the Company does not have any uncertain tax positions.

The Company’s policy is to recognize interest and penalties associated with uncertain tax positions, if applicable, as part of its income tax provision. With few exceptions, LLC, ADC and Tech are no longer subject to U.S. federal or state and local income tax examinations by tax authorities for calendar years ended before 2009.

Revenue Recognition

Revenue is recognized when there is persuasive evidence of an arrangement, delivery of the product or service has occurred, the selling price is fixed or determinable, and collectability is reasonably assured.

The Company primarily derives its revenue from the sale of products. The Company’s products have both software and non-software components that function together to deliver the products’ essential functionality. The products are sold with a limited warranty and without maintenance agreements or other post sale service commitments.

The Company also derives a portion of its revenue from engineering services which are recognized in accordance with the proportional performance method of accounting.

Shipping and Handling Costs

The Company expenses all shipping and handling costs as a component of cost of goods sold. For the years ended December 31, 2013, 2012 and 2011, shipping and handling costs were $202,670, $209,287 and $180,361, respectively.

JADAK, LLC and Subsidiary and its Combined Affiliate

Notes to Consolidated and Combined Financial Statements

Years Ended December 31, 2013, 2012 and 2011

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES…continued

Advertising

The Company expenses advertising costs as incurred. For the years ended December 31, 2013, 2012 and 2011, advertising expenses were $64,560, $32,454 and $34,946, respectively, and are included in sales and marketing expense on the accompanying statements of income.

Research and Development Expenses

Research and development expenditures, which are expensed as incurred, totaled $410,276, $648,488 and $476,697 for the years ended December 31, 2013, 2012 and 2011, respectively, and are included in research, development and engineering on the accompanying statements of income.

Software Development Costs

Costs incurred in relation to the Company’s internal use software are accounted for under FASB ASC 350-40, Intangibles – Goodwill and Other, Internal-Use Software. Under this guidance, costs related to the preliminary project stage, such as determination of the existence of needed technology, are expensed as incurred. Costs associated with the development phase, such as software design and configuration, coding and testing, are capitalized. Upon completion, any updates or maintenance costs that do not enhance the software or extend the useful life are expensed as incurred. Amortization of capitalized costs begins when the software is placed in service. The Company estimates the life of its software and its amortization periods range from 60-84 months. As of December 31, 2013, the product had not been placed into service and no amortization expense was recorded.

During the year ended December 31, 2011, the Company had not yet begun work on software development. During the year ended December 31, 2012, the Company was in the preliminary project stage of its software development and expensed all costs associated with software development. During the year ended December 31, 2013, the Company entered the application development stage and capitalized $210,918 of software development costs. These costs have been recognized as other assets on the balance sheet.

Concentrations of Credit Risk and Operations

Financial instruments that potentially subject the Company to significant credit risk consist of cash and cash equivalents and trade accounts receivable. The Company maintains its cash and cash equivalents in various accounts at multiple financial institutions, which at times may exceed federally insured limits. As of December 31, 2013 and 2012, $1,918,389 and $768,495, was deposited at Bank of America in excess of federally insured limits, and $35,832 and $34,018, was held in ABN AMRO, a foreign financial institution, respectively. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.

The Company performs ongoing credit evaluations of its customers and maintains reserves for potential credit losses, and such losses have been within management’s expectations to date. The Company has not experienced significant losses related to individual customers or groups of customers in any particular industry or geographic area. The Company does not believe it is exposed to any significant risk for losses related to individual customers or groups of customers in any particular industry or geographic area.

JADAK, LLC and Subsidiary and its Combined Affiliate

Notes to Consolidated and Combined Financial Statements

Years Ended December 31, 2013, 2012 and 2011

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES…continued

Concentrations of Credit Risk and Operations…continued

At December 31, 2013, there were two customers who accounted for approximately 19% and 15% of accounts receivable. At December 31, 2012, there were two customers who accounted for approximately 16% and 11%, of accounts receivable. For the year ended December 31, 2013, there were two customers who accounted for approximately 14% and 12% of revenue. For the year ended December 31, 2012, there was one customer who accounted for approximately 17% of revenue. For the year ended December 31, 2011, there were two customers who accounted for approximately 22% and 10% of revenue.

For the year ended December 31, 2013, there were two vendors who accounted for approximately 67% and 11% of purchases. For the year ended December 31, 2012, there were two vendors who accounted for approximately 52% and 12% of purchases. For the year ended December 31, 2011, there was one vendor who accounted for approximately 70% of purchases.

The Company may have risk in operations outside the United States. At December 31, 2013 and 2012, net liabilities at the Company’s Netherland subsidiary were $932,107 and $1,620,144, respectively. The Company does not expect that its foreign operations will be disrupted and believes there are no significant risks associated with its foreign operations.

Deferred Rent

Leases with escalating rents or rent-free periods are expensed on a straight-line basis over the fixed term of the lease. Deferred rent arises when the expense recorded differs from actual required payments. At December 31, 2013 and 2012, deferred rent was $39,025 and $52,200, respectively.

Long-Lived Assets

Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the related carrying amount may not be recoverable from undiscounted cash flows generated by the asset. When required, impairment losses on assets to be held and used are recognized based on the excess of the asset’s carrying amount over the fair value of the assets, while long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell. At December 31, 2013, 2012 and 2011, the Company does not believe that any impairment of long-lived assets existed.

Use of Estimates

The preparation of the consolidated and combined financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Areas most susceptible to change include the warranty reserve, inventory reserve and the allowance for doubtful accounts.

JADAK, LLC and Subsidiary and its Combined Affiliate

Notes to Consolidated and Combined Financial Statements

Years Ended December 31, 2013, 2012 and 2011

3.	PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31:

	2013	2012
Computer equipment and software	$469,564	$396,841
Machinery and equipment	1,314,615	904,304
Furniture and fixtures	214,018	265,674
Vehicles	38,397	38,397
Leasehold improvements	101,794	94,894

	2,138,388	1,700,110
Less - accumulated depreciation	1,468,834	1,255,894

Net property and equipment	$669,554	$444,216

Depreciation expense was $311,954, $269,541 and $328,793 for the years ended December 31, 2013, 2012 and 2011, respectively.

4.	LINE OF CREDIT

The Company’s line of credit agreement with Bank of America provided for a $6,000,000 revolving demand line of credit with an interest rate of LIBOR plus 2.75% (2.92% at December 31, 2013). The Company was permitted to borrow up to the total amount of the credit facility, limited to the stated percentage of LLC’s acceptable accounts receivable, as defined ($6,000,000 and $6,000,000 at December 31, 2013 and 2012, respectively). There was no balance outstanding on this line of credit at December 31, 2013 and 2012. The line of credit was closed with the bank on March 5, 2014 with a zero balance. The line of credit was collateralized by substantially all assets of the Company and was subject to certain financial covenants. The most restrictive covenants for this line of credit were the debt to equity ratio and the debt service coverage ratio.

5.	INCOME TAXES

The components of income tax expense are as follows for the years ended December 31, 2013, 2012 and 2011:

	2013	2012	2011
Current tax expense (benefit):
Federal	$615,449	$492,638	$267,223
State	—	—	—
Foreign	—	—	—

	615,449	492,638	267,223

Deferred tax expense (benefit):
Federal	(96,000)	(103,000)	(118,000)
State	—	(1,000)	(52,000)
Foreign	—	—	—

	(96,000)	(104,000)	(170,000)

	$519,449	$388,638	$97,223

JADAK, LLC and Subsidiary and its Combined Affiliate

Notes to Consolidated and Combined Financial Statements

Years Ended December 31, 2013, 2012 and 2011

5.	INCOME TAXES…continued

The deferred tax asset recognized on the balance sheet at December 31, 2013 of $870,000 consisted of $687,000 attributable to the basis difference between financial reporting and income tax reporting of Tech’s investment in LLC and New York tax credit carryforwards of $183,000.

The deferred tax asset recognized on the balance sheet at December 31, 2012 of $774,000 consisted of $591,000 attributable to the basis difference between financial reporting and income tax reporting of Tech’s investment in LLC and New York tax credit carryforwards of $183,000.

The Company has provided a 100% valuation allowance for BV’s operating loss carryforward in the Netherlands due to uncertainty surrounding the ability to realize this asset. As of December 31, 2013, the Company had cumulative net operating loss carryforwards (NOLs) of approximately $956,000 available to reduce future Netherland taxable income. During the year ended December 31, 2013, $688,000 of NOLs were utilized to offset taxable income in the Netherlands. The valuation allowance for the NOLs was reduced during the year ended December 31, 2013 by $172,000.

As of December 31, 2012, the Company had cumulative net operating loss carryforwards of approximately $1,644,000 available to reduce future Netherland taxable income. During the year ended December 31, 2012, the valuation allowance for the NOLs increased by $31,000.

The Company had cumulative net operating loss carryforwards of approximately $1,518,000 available to reduce future Netherland taxable income. During the year ended December 31, 2011, the valuation allowance for the NOLs increased by $125,000.

As of December 31, 2013 and 2012, the components of the deferred tax assets are approximately as follows:

	2013	2012
Operating loss carryforwards	239,000	411,000
Tax credit carryforwards	183,000	183,000
Investment	687,000	591,000
Valuation allowance	(239,000)	(411,000)

	870,000	774,000

The difference between the 34% U.S. federal corporate tax rate and the Company’s effective tax rate is as follows for the years ended December 31, 2013, 2012 and 2011:

	2013	2012	2011
Expected federal income tax rate	(34.0)%	(34.0)%	(34.0)%
Change in valuation allowance	2.0	(0.5)	(5.3)
Income not subject to federal tax	23.9	27.0	31.5
Federal and state credits	2.3	2.1	6.2
Other	(0.3)	(0.8)	(2.5)

Effective tax rate	(6.1)%	(6.2)%	(4.1)%

JADAK, LLC and Subsidiary and its Combined Affiliate

Notes to Consolidated and Combined Financial Statements

Years Ended December 31, 2013, 2012 and 2011

6.	COMMITMENTS

During April 2007, the Company entered into a noncancelable operating lease agreement at its current office and manufacturing site in North Syracuse, New York. The lease expires in 2017 and contains two five year renewal options to extend the lease to 2027.

During September 2010, the Company entered into a noncancelable operating lease agreement at its office in the Netherlands. The lease expires in 2015.

Total rent expense for the years ended December 31, 2013, 2012 and 2011, including fees related to the operation and management of the building and land, was $318,215, $340,869 and $364,153 respectively.

During May 2013, the Company signed an agreement to enter into a capital lease agreement at its current location in North Syracuse, New York. The lease adds an additional 40,000 square feet that was under construction during 2013 on the existing property. The lease was determined to be a capital lease because the total value of the minimum lease payments is greater than 90% of the estimated fair market value of the building as of May 2013, the lease inception date. The current lease for the existing building terminated upon the completion of the new building and the receipt of an occupancy certificate on April 29, 2014. The new lease commenced on May 1, 2014 and has an initial term of fifteen years with two five year optional renewal periods at the discretion of the Company. At the commencement date in 2014 the Company recorded the capital lease as an asset and a liability on their balance sheet. Monthly rent payments escalate over the course of the lease according to the lease agreement and those escalating annual payments are reflected in the future minimum lease payments schedule below.

Future minimum lease payments under the current leases, excluding maintenance expenses, for the years ending December 31 are approximately as follows:

	Operating Leases	Capital Leases	Total
2014	$154,336	$517,000	$671,336
2015	64,601	775,500	840,101
2016	64,601	775,500	840,101
2017	43,317	818,813	862,130
2018	—	833,250	833,250
Thereafter	—	9,518,667	9,518,667

	$326,855	$13,238,730	$13,565,585

7.	EMPLOYEE BENEFIT PLANS

LLC has a defined contribution savings plan (“LLC Plan”) under Section 401(k) of the Internal Revenue Code (“IRC”). The LLC Plan covers substantially all employees who meet minimum age and service requirements and allows participants to defer a portion of their annual compensation. Under the LLC Plan, LLC is obligated to match a portion of the employees’ contribution up to a defined maximum. For the years ended December 31, 2013 and 2012, LLC made contributions up to 100% of the first 3% of eligible compensation and 50% for the next 2% of eligible compensation, as defined, contributed by each employee. For the year ended December 31, 2011, LLC made contributions equal to 50% of the first 8% of eligible compensation, as defined, contributed by each employee. LLC contributions were $356,554, $317,188 and $283,425 for the years ended December 31, 2013, 2012 and 2011, respectively.

JADAK, LLC and Subsidiary and its Combined Affiliate

Notes to Consolidated and Combined Financial Statements

Years Ended December 31, 2013, 2012 and 2011

8.	RELATED PARTIES

Management Fee Expense

For the years ended December 31, 2013, 2012 and 2011, LLC paid management fees to Concord Capital Holdings, an entity owned by two of the Class A shareholders. Total management fees paid were $1,215,424, $1,157,268 and $1,144,477 respectively, for administrative and management services.

Management Fee Income

For each of the years ended December 31, 2013, 2012 and 2011, LLC received a management fee from Tech, a holder of Class B shares of LLC, of $44,910 for administrative and management services.

Preferred Dividends

At December 31, 2013 and 2012, LLC had a balance due to Tech of $45,848 for Preferred Dividends, which is eliminated in consolidation on the accompanying consolidated and combined balance sheets.

9.	OPERATING AGREEMENT

In accordance with the operating agreement of LLC, holders of Class B shares shall be entitled to an annual preferential return equal to 5% of unreturned capital (Preferred Dividends), as defined. After the preferential return has been allocated, the remaining allocations with respect to profits, losses, or distributions from LLC shall be allocated as described in the operating agreement. Each member’s liability is limited and no member shall have any personal liability for the repayment of any capital contribution of any other member. Dividends of $320,000 or $1.68 per share were paid by LLC during each of the years ended December 31, 2013, 2012 and 2011.

LLC’s operating agreement provides that it shall continue in force and effect in perpetuity, unless certain events, as defined, occur which cause the dissolution and liquidation of LLC. In the event of liquidation, the net proceeds shall be allocated to the holders of Class A and Class B shares in accordance with their positive capital account balances after all debts and liabilities of LLC have been settled.

LLC is authorized to issue 2,000,000 shares of which 1,000,000 shares are authorized to be voting Class A shares and 190,000 shares are authorized to be preferred voting Class B shares. The remaining 810,000 shares may be issued as additional Class A shares, Class B shares or shares of one or more other classes or series of shares with such rights, designations and preferences as the members’ may determine. As of December 31, 2013, 2012 and 2011, there were 810,000 Class A shares issued and outstanding and 190,000 Class B shares issued and outstanding. Of the remaining 1,000,000 unissued shares, 810,000 shares may be issued as either Class A or Class B shares, and 190,000 shares are authorized only to be issued as Class A shares. LLC shall not issue any Class B shares to any person or entity other than Tech, or any other securities that are senior to or equal with the Class B shares without the consent of Tech. Class A shares and Class B shares have equal voting rights on the basis of one vote per share for both classes of shares.

JADAK, LLC and Subsidiary and its Combined Affiliate

Notes to Consolidated and Combined Financial Statements

Years Ended December 31, 2013, 2012 and 2011

9.	OPERATING AGREEMENT...continued

ADC is authorized to issue 200,000 shares of which 20,000 shares were issued and outstanding as of December 31, 2013, 2012 and 2011. Tech is authorized to issue 10,000 shares of which 999 shares were issued and outstanding as of December 31, 2013, 2012 and 2011.

10.	SUBSEQUENT EVENTS

The Company has evaluated subsequent events through May 14, 2014, the date the financial statements were issued. The Company signed an Equity Purchase Agreement on February 18, 2014 to sell the Company. On March 4, 2014, the Hart-Scott-Rodino (HSR) federal filing was granted and the Company subsequently closed the sale on March 14, 2014. All closing conditions were met by the closing date and the sale was completed on that date as planned.